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                                                                   EXHIBIT 99.02



                            EXCEL REALTY TRUST, INC.
              PRO FORMA CONDENCED CONSOLIDATED STATEMENTS OF INCOME

            FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE NINE MONTHS
                 ENDED SEPTEMBER 30, 1997 (DOLLARS IN THOUSANDS,
                     EXCEPT SHARE AND PER SHARE INFORMATION)

     The following unaudited Pro Forma Condensed Consolidated Statements of Income has been presented as if the pending acquisitions had occured on January 1, 1996. The unaudited Pro Forma Condensed Consolidated Statements of Income should be read in conjunction with the consolidated financial statements of the Company filed on Form 10-K and Form 10-Q for the year ended December 31, 1996 and the period ended September 30, 1997 respectively, and the Historical Summary of Operating Revenues and Direct Operating Expenses for Selected Properties to be Acquired by Excel Realty Trust, Inc. included elsewhere herein. In management's opinion, all adjustments necessary to reflect this transation have been made. The unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of what actual results of operations of the Company would have been had this transation actually occurred as of January 1, 1996, does not include other transactions occuring after the periods presented, nor do they purport to represent the results of operations of the Company for future periods.


                                                        FOR THE YEAR ENDED                   FOR THE NINE MONTHS ENDED
                                                        DECEMBER 31, 1996                        SEPTEMBER 30, 1997
                                             --------------------------------------------------------------------------------
                                                             Pro Forma    Company                      Pro Forma     Company
                                             Historical     Adjustments  Pro Forma     Historical     Adjustments   Pro Forma
                                             --------------------------------------------------------------------------------
Revenue:                                         63,135         8,259        71,394        71,025         5,585        76,610

Direct Operating Expenses
   and General and Administrative Expenses      (10,625)       (3,366)      (13,991)      (12,389)       (2,636)      (15,025)
Depreciation and amortization:                   (7,487)         (325)       (7,812)       (7,921)         (244)       (8,165)

Interest Expense (A):                           (19,450)       (1,400)      (20,850)      (15,712)       (1,050)      (16,762)

Real Estate Sales and Other Expenses              (1777)            0        (1,777)         (856)            0          (856)
                                             --------------------------------------------------------------------------------

Net Operating Income:                            23,796         3,168        26,964        34,147         1,655        35,802
                                             ================================================================================

Net income per share                               1.62                        1.83          1.41                        1.50
                                             ================================================================================

Weighted Average Shares Outstanding          14,538,999                  14,538,999    19,959,620                  19,959,620


(A) Pro Forma reflects borrowings of $20,000 from the Company's line of credit at an average interest rate of 7.0%






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                    EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            As of September 30, 1997
                             (Dollars in Thousands)
                                   (Unaudited)


The following unaudited Pro Forma Condensed Consolidated Balance Sheet has been presented as if the property acquisition by the Company had occurred on September 30, 1997. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated financial statements of the Company included in the Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 1997. In management's opinion, all pro forma adjustments have been made that are necessary to reflect this transaction. The unaudited Pro Forma Condensed Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1997, does not include other transactions occurring after September 30, 1997, nor does it purport to present the future financial position of the Company.



                                                    HISTORICAL    PRO FORMA      COMPANY
ASSETS                                                COMPANY    ADJUSTMENTS     PROFORMA
                                                    ----------   -----------     --------
Real estate, net                                     $722,177      $ 20,000      $742,177
Other assets                                          123,498             -       123,498
                                                     --------      --------      --------
      Total assets                                   $845,675      $ 20,000      $865,675
                                                     ========      ========      ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

     Mortgages and notes payable                     $303,419      $ 20,000      $323,419
     Other liabilities                                 10,503             -        10,503
                                                     --------      --------      --------
        Total liabilities                             313,922        20,000       333,922

Minority interest                                      33,047             -        33,047

Stockholders' equity                                  498,706             -       498,706
                                                     --------      --------      --------

     Total liabilities and stockholders' equity      $845,675      $ 20,000      $865,675
                                                     ========      ========      ========







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